INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements (Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-69946, 33-75088
and 333-28593) of Bentley Pharamceuticals, Inc. and subsidiaries (the "Company") on Form S-3 and the Registration Statement No. 33-85154 of the Company on Form S-8 of our reports dated March 27, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP

Tampa, Florida
March 27, 1998